UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2017

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St., Philadelphia, PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This amendment is being filed to amend and supplement Item 5.07 of the Current Report on Form 8-K filed by Urban Outfitters, Inc. (the “Company”) on May 30, 2017 (the “Original Form 8-K”), to disclose the Company’s decision regarding how often it will hold future shareholder advisory votes to approve executive compensation. No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, at the Company’s Annual Meeting of Shareholders held on May 23, 2017 (the “Annual Meeting”), the Company’s shareholders recommended, consistent with the recommendation of the Board of Directors, that the Company hold future advisory votes to approve executive compensation every three years. The Company received proxies representing approximately 500,000 shares after the deadline for voting by proxy which, had they been timely submitted, would have resulted in a majority of the Company’s shareholders recommending that the Company hold future advisory votes to approve executive compensation every year. After considering the results of the shareholders’ vote at the Annual Meeting, on August 22, 2017, the Board of Directors determined that it is in the best interest of the Company and its shareholders to hold an advisory vote to approve executive compensation annually until the next required shareholder vote on the frequency of future advisory votes to approve executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: August 25, 2017	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer